Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that Charles W. Schoenherr constitutes and appoints Debra A. Hess and Ronald J. Lieberman, and each of them severally, his true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-3 (File No. 333-190532) filed with the Securities and Exchange Commission by NorthStar Realty Finance Corp. on August 9, 2013 and to file the same, with the exhibits thereto, and other documents in connection therewith, including any related registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the foregoing as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or her or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Date: July 11, 2014

        /s/ Charles W. Schoenherr_______
    Name: Charles W. Schoenherr